Registration No. 333-_________
  As filed with the Securities and Exchange Commission on December 18, 2009

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ___________________

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                          Greene County Bancorp, Inc.
             (Exact Name of Registrant as Specified in its Charter)

        United States of America                         14-1809721
    (State or Other Jurisdiction of         (I.R.S. Employer Identification No.)
     Incorporation or Organization)

                                 302 Main Street
                            Catskill, New York 12414
                    (Address of Principal Executive Offices)

             Greene County Bancorp, Inc. 2008 Equity Incentive Plan
                       (Full Title of the Plan)Copies to:

     Mr. Donald E. Gibson                    Robert B. Pomerenk, Esquire
President and Chief Executive Officer    Luse Gorman Pomerenk & Schick, P.C.
    Greene County Bancorp, Inc           5335 Wisconsin Ave., N.W., Suite 780
        302 Main Street                         Washington, DC 20015-2035
     Catskill, New York 12414                       (202) 274-2000
         (518) 943-2600
  (Name, Address and Telephone
  Number of  Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Securities Exchange Act of 1934, as amended. (Check one):

Large accelerated filer [ ]    Accelerated filer [ ]   Non-accelerated filer [ ]
Smaller reporting company [X]


                         CALCULATION OF REGISTRATION FEE

====================================================================================================================

         Title of                                     Proposed               Proposed
        Securities                Amount               Maximum                Maximum               Amount of
          to be                   to be            Offering Price            Aggregate            Registration
        Registered            Registered(1)           Per Share           Offering Price               Fee
--------------------------------------------------------------------------------------------------------------------

Common stock,  par value
$0.10 per share                 164,500(2)           $12.50(4)            $2,056,250.00             $114.74
--------------------------------------------------------------------------------------------------------------------

Common stock, par value
$0.10 per share                  15,500(3)           $14.755(5)           $  228,702.50             $ 12.76
--------------------------------------------------------------------------------------------------------------------

TOTALS                          180,000                                   $2,284,952.50             $127.50
--------------------------------------------------------------------------------------------------------------------

-----------------------
(1)  Together with an indeterminate number of additional shares that may be necessary to adjust the number of shares reserved for issuance pursuant to the Greene County Bancorp, Inc. 2008 Equity Incentive Plan (the "Stock
     Benefit Plan") as a result of a stock split, stock dividend or similar adjustment of the outstanding common stock of Greene County Bancorp, Inc.
     (the "Company") pursuant to 17 C.F.R. Section 230.416(a).
(2)  Represents the number of shares of common stock currently reserved for issuance for options granted pursuant to the Stock Benefit Plan.
(3)  Represents the number of shares of common stock reserved for issuance under the Stock Benefit Plan for any future grants of stock options.
(4)  Determined pursuant to 17 C.F.R. Section 230.457(h)(1).
(5)  Determined pursuant to 17 C.F.R. Section 230.457(c).

                           --------------------------

         This Registration Statement shall become effective upon filing in accordance with Section 8(a) of the Securities Act of 1933 and 17 C.F.R. ss. 230.462.

PART I.

Items 1 and 2. Plan Information and Registrant Information and Employee Plan
               Annual Information

         The documents containing the information specified in Part I and II of Form S-8 have been or will be sent or given to participants in the Stock Benefit Plan as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

         Such documents are not being filed with the Commission, but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II.

Item 3.  Incorporation of Documents by Reference

         The following documents previously or concurrently filed with the Commission are hereby incorporated by reference in this Registration Statement:

         a) The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2009 (File No. 000-25165), filed with the Commission on September 28, 2009, pursuant to section 13(a) of the Securities Exchange Act of 1934, as amended;

         b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the year covered by the Annual Report on Form 10-K referred to in (a) above; and

         c) The description of the Company's common stock contained in the Registration Statement on Form 8-A filed with the Commission on December 11, 1998 (File No. 000-25165).

         All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the prospectus.

         All information appearing in this Registration Statement and the prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         None.

Item 6.  Indemnification of Directors and Officers

         Article XII of The Greene County Savings Bank's (the "Bank's") Bylaws provides that "the Company shall indemnify its personnel, including directors, officers and employees, to the fullest extent authorized by applicable law and Office of Thrift Supervision ("OTS") regulations, as the same exists or may hereafter be amended."

         In addition, section 545.121 of the OTS regulations provides indemnification for directors and officers of the Bank. All the directors and officers of the Company hold the same position with the Bank and have indemnification under OTS regulations as described below.

         Generally, federal regulations define areas for indemnity coverage for federal savings associations as follows:

     (a) Any person against whom any action is brought or threatened because that person is or was a director or officer of the savings association shall be indemnified by the savings association for:
         (i) Any amount for which that person becomes liable under a judgment in such action; and
         (ii) Reasonable costs and expenses, including reasonable attorneys' fees, actually paid or incurred by that person in defending or settling such action, or in enforcing his or her rights under this section if he or she attains a favorable judgment in such enforcement action.

     (b) Indemnification shall be made to such person under paragraph (b) of this Section only if:
         (i)    Final judgment on the merits is in his or her favor; or
         (ii)   In case of:
                a.   Settlement,
                b.   Final judgment against him or her, or
                c. Final judgment in his or her favor, other than on the merits, if a majority of the disinterested directors of the savings association determine that he or she was acting in good faith within the scope of his or her employment or authority as he or she could reasonably have perceived it under the circumstances and for a purpose he or she could reasonably have believed under the circumstances was in the best interest of the savings association or its members. However, no indemnification shall be made unless the association gives the Office at least 60 days notice of its intention to make such indemnification. Such notice shall state the facts on which the action arose, the terms of any settlement, and any disposition of the action by a court. Such notice, a copy thereof, and a certified copy of the resolution containing the required determination by the board of directors shall be sent to the Regional Director, who shall promptly acknowledge receipt thereof. The notice period shall run from the date of such receipt. No such indemnification shall be made if the OTS advises the association in writing, within such notice period, of its objection thereto.

     (c) As used in this paragraph:
         (i.) "Action" means any judicial or administrative proceeding, or threatened proceeding, whether civil, criminal, or otherwise, including any appeal or other proceeding for review;
         (ii.)  "Court" includes,  without limitation,  any court to which or in which any appeal or any proceeding for review is brought;
         (iii)  "Final Judgment" means a judgment, decree, or order which is not appealable or as to which the period for appeal has expired with no appeal taken;
         (iv) "Settlement" includes the entry of a judgment by consent or confession or a plea of guilty or of nolo contendere.

Item 7.  Exemption From Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

Regulation S-K                                                         Reference to Prior Filing or
Exhibit Number                      Document                           Exhibit No. Attached Hereto
--------------                      --------                           ----------------------------

         4        Form of Common Stock Certificate                              *

         5        Opinion of Luse Gorman Pomerenk & Schick, P.C.                Attached as Exhibit 5

         10       Greene County Bancorp, Inc. 2008 Equity
                  Incentive Plan                                                **

         23.1     Consent of Luse Gorman Pomerenk & Schick, P.C.                Contained in Exhibit 5

         23.2     Consent of ParenteBeard LLC, Independent Registered
                  Public Accounting Firm                                        Attached as Exhibit 23.2

         24       Power of Attorney                                             Contained on Signature Page

----------------------
* Incorporated by reference to Exhibit 4 to the Registration Statement on Form SB-2 (File No. 333-63681) originally filed by the Company under the Securities Act with the Commission on September 18, 1998, and all amendments or reports filed for the purpose of updating such description.

** Incorporated by reference to Appendix A to the proxy statement for the Special Meeting of Stockholders of Greene County Bancorp, Inc. (File No. 000-25165), filed by the Company under the Securities Exchange Act of 1934, as amended, on June 19, 2008.

Item 9.  Undertakings

         The undersigned Registrant hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Plan;

         4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Catskill, State of New York, on this 18th day of December, 2009.


                                       GREENE COUNTY BANCORP, INC.


                                   By: /s/ Donald E. Gibson
                                       Donald E. Gibson
                                       President and Chief Executive Officer
                                       (Duly Authorized Representative)


                                POWER OF ATTORNEY

         We, the undersigned directors and officers of Greene County Bancorp, Inc. (the "Company") hereby severally constitute and appoint Donald E. Gibson, as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said Donald E. Gibson may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration of shares of common stock to be granted upon the exercise of stock options under the Greene County Bancorp, Inc. 2008 Equity Incentive Plan, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said Donald E. Gibson shall do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.

Signatures                                  Title                                       Date
----------                                  -----                                       ----


/s/ Donald E. Gibson                        President and                               December 15, 2009
------------------------------------        Chief Executive Officer
Donald E. Gibson                            (Principal Executive Officer)



/s/ Michelle Plummer                        Executive Vice President                    December 15, 2009
------------------------------------        Chief Operating Officer
Michelle Plummer                            and Chief Financial Officer
                                            (Principal Financial and Accounting
                                             Officer)


/s/ David H. Jenkins                        Director                                    December 15, 2009
------------------------------------
David H. Jenkins




/s/ Dennis R. O'Grady                       Director                                    December 15, 2009
------------------------------------
Dennis R. O'Grady


/s/ Arthur Place                            Director                                    December 15, 2009
------------------------------------
Arthur Place




/s/ Charles H. Schaefer                     Director                                    December 15, 2009
------------------------------------
Charles H. Schaefer




/s/ Paul Slutzky                            Director                                    December 15, 2009
------------------------------------
Paul Slutzky




/s/ Martin C. Smith                         Chairman of the Board                       December 15, 2009
------------------------------------
Martin C. Smith




/s/ J. Bruce Whittaker                      Director                                    December 15, 2009
------------------------------------
J. Bruce Whittaker

                                  EXHIBIT INDEX

Regulation S-K                                                         Reference to Prior Filing or
Exhibit Number                      Document                           Exhibit No. Attached Hereto
--------------                      --------                           ----------------------------

         4        Form of Common Stock Certificate                              *

         5        Opinion of Luse Gorman Pomerenk & Schick, P.C.                Attached as Exhibit 5

         10       Greene County Bancorp, Inc. 2008 Equity Incentive Plan        **

         23.1     Consent of Luse Gorman Pomerenk & Schick, P.C.                Contained in Exhibit 5

         23.2     Consent of ParenteBeard LLC, Independent Registered
                  Public Accounting Firm                                        Attached as Exhibit 23.2

         24       Power of Attorney                                             Contained on Signature Page

* Incorporated by reference to Exhibit 4 to the Registration Statement on Form SB-2 (File No. 333-63681) originally filed by the Company under the Securities Act with the Commission on September 18, 1998, and all amendments or reports filed for the purpose of updating such description.

** Incorporated by reference to Appendix A to the proxy statement for the Special Meeting of Stockholders of Greene County Bancorp, Inc. (File No. 000-25165), filed by the Company under the Securities Exchange Act of 1934, as amended, on June 19, 2008.

                                    Exhibit 5

                  OPINION OF LUSE GORMAN POMERENK & SCHICK, PC

                          LUSE GORMAN POMERENK & SCHICK
                           A PROFESSIONAL CORPORATION
                                ATTORNEYS AT LAW

                     5335 WISCONSIN AVENUE, N.W., SUITE 400
                             WASHINGTON, D.C. 20015
                               ------------------
                            TELEPHONE (202) 274-2000
                            FACSIMILE (202) 362-2902
                                 www.luselaw.com

WRITER'S DIRECT DIAL NUMBER                                       WRITER'S EMAIL
(202) 274-2000


December 17, 2009

Board of Directors
Greene County Bancorp, Inc.
302 Main Street
Catskill, New York 12414

                 Re: Greene County Bancorp, Inc. 2008 Equity Incentive Plan Registration Statement on Form S-8
                       --------------------------------------------------------

Gentlemen:

         You have requested the opinion of this firm as to certain matters in connection with the issuance of Greene County Bancorp, Inc. (the "Company") common stock, par value $0.10 per share (the "Common Stock"), pursuant to the Greene County Bancorp, Inc. 2008 Equity Incentive Plan (the "Stock Benefit Plan"). We have reviewed the Company's Charter, Registration Statement on Form S-8 (the "Form S-8"), as well as applicable statutes and regulations governing the Company and the offer and sale of the Common Stock.

         Based on the foregoing, we are of the following opinion:

         Upon the effectiveness of the Form S-8, the Common Stock, when issued in connection with the exercise of options granted pursuant to the Stock Benefit Plan, will be legally issued, fully paid and non-assessable.

         This opinion has been prepared solely for the use of the Company in connection with the preparation and filing of the Form S-8, and should not be used for any other purpose or relied upon by any other person without the prior written consent of this firm. We hereby consent to the use of this opinion in the Form S-8.

                                       Very truly yours,


/
                                       /s/ Luse Gorman Pomerenk & Schick, P.C.
                                       LUSE GORMAN POMERENK & SCHICK
                                       A Professional Corporation

                                  Exhibit 23.2

                          CONSENT OF PARENTEBEARD LLC.

                                  Exhibit 23.2

            Consent of Independent Registered Public Accounting Firm
            --------------------------------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 9, 2009, relating to the consolidated financial statements appearing in the 2009 Annual Report to Shareholders of Greene County Bancorp, Inc., which is incorporated by reference in Greene County Bancorp, Inc.'s Annual Report on Form 10-K for the year ended June 30, 2009.


/s/ ParenteBeard LLC

Syracuse, New York
December 18, 2009